Exhibit 10.1

FIRST AMENDMENT TO BACKUP CERTIFICATE AGREEMENT

This FIRST AMENDMENT TO BACKUP CERTIFICATE AGREEMENT (this “Amendment”) is made as of November 11, 2008, by and among Indeck Maine Energy, LLC (“Indeck Maine”), Ridgewood Providence Power Partners, L.P. (“RPPP”), Ridgewood Rhode Island Generation, LLC (“RRIG”), Linwood 0708 LLC (“Linwood”), Rhode Island LFG Genco, LLC (“RILG,” and together with RPPP, RRIG and Linwood, “Backup Purchasers”), and acknowledged and consented to by Covanta Energy Corporation, for purposes of Section 8 below only, and Ridgewood Power Management LLC, as agent for Linwood, RPPP and RRIG under the Agreement (as defined in Section 1 below) (“RPM”). Indeck Maine and Backup Purchasers are referred to herein individually as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties are all of the parties to that certain Backup Certificate Agreement, dated as of August 19, 2008, (the “Backup Certificate Agreement”) that was executed and delivered in connection with the execution and delivery of that certain Purchase and Sale Agreement, dated August 19, 2008, as amended (the “Purchase Agreement”), by and among the parties thereto.

WHEREAS, the parties to the Purchase Agreement have agreed to certain amendments to the Purchase Agreement pursuant to a First Amendment to Purchase and Sale Agreement, dated as of the date hereof, which amendment requires in part corresponding amendments to other documents, including the Backup Certificate Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to become legally bound, agree as follows:

1. The third recital of the Backup Certificate Agreement is amended to read in its entirety as follows:

WHEREAS, under that certain Assignment, Assumption, Release and Amendment to the Agreement dated as of July 31, 2008 (the “Amendment”), Indeck Maine agreed to assign its respective rights and obligations under the Agreement to Linwood and Linwood agreed to assume such rights and obligations as of the Effective Date (as defined in Section 1 below) (the Previously Effective Agreement, as amended by the Amendment and as further amended or modified from time to time in accordance with Section 9 of this Agreement, is referred to herein as the “Agreement”);

2. Section 2(a) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(a) To the extent Linwood, RPPP and RRIG are permitted pursuant to the terms of the Agreement to provide Constellation with Second Standard Certificates (rather than First Standard Certificates) for 2008 to meet their obligations under the 2008 Optional Firm Transaction, Indeck Maine shall, subject only to Force Majeure, sell, transfer and Deliver to Backup Purchasers and Backup Purchasers shall purchase and take from Indeck Maine, Certificates for MWhs of generation from its biomass generating facilities located in Jonesboro, Maine and West Enfield, Maine, which include (a) Indeck West Enfield (NEPOOL GIS Asset I.D. # 445) and (b) Indeck Jonesboro (NEPOOL GIS Asset I.D. # 446) (together, the “Biomass Projects”) in 2008 meeting the Second Standards (“Maine Biomass 2008 Generation”), at the times, and in amounts equal to, the Second Standard Certificates otherwise to be Delivered by Linwood, RPPP and RRIG to Constellation under the Agreement for the 2008 Optional Firm Transaction, which will not in any event exceed 30,936 such Certificates; provided, that, the obligation of Indeck Maine to sell, transfer and Deliver to Backup Purchasers Certificates for MWhs of generation under this Section 2(a) shall apply only to Certificates associated with MWhs of generation occurring at Indeck West Enfield and Indeck Jonesboro on or after the Effective Date (“Post-Effective Date Certificates”). Linwood, RPPP and RRIG’s agreed schedule for the delivery of Second Standard Certificates to Constellation, and thus, upon the Effective Date, the expected delivery schedule for Indeck Maine hereunder, with respect to the 2008 Optional Firm Transaction (less Certificates Delivered pursuant to the Agreement prior to the Effective Date) is attached hereto as Exhibit A to this Backup Agreement.

3. Section 2(b) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(b) To the extent Linwood, RPPP and RRIG are permitted pursuant to the terms of the Agreement to provide Constellation with Second Standard Certificates (rather than First Standard Certificates) for 2009 to meet their obligations under the 2009 Optional Firm Transaction, Indeck Maine shall, subject only to Force Majeure, sell, transfer and Deliver to Backup Purchasers and Backup Purchasers shall purchase and take from Indeck Maine, Certificates for MWhs of generation from its Biomass Projects in 2009 meeting the Second Standards (“Maine Biomass 2009 Generation”), at the times, and in an amounts equal to, the Second Standard Certificates otherwise to be Delivered by Linwood, RPPP and RRIG to Constellation under the Agreement for the 2009 Optional Firm Transaction, which will not in any event exceed 208,651 such Certificates; provided, that, the obligation of Indeck Maine to sell, transfer and Deliver to Backup Purchasers Certificates for MWhs of generation under this Section 2(b) shall apply only to Post-Effective Date Certificates. Linwood, RPPP and RRIG will provide Indeck Maine with the schedule for the delivery of First and Second Standard Certificates to Constellation, and thus, upon the Effective Date, the expected delivery schedule for Indeck Maine for Second Standard Certificates hereunder, with respect to the 2009 Optional Firm Transaction promptly after Linwood, RPPP and RRIG and Constellation reach agreement upon any such schedule.

4. Section 2(f) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(f) (i) Indeck Maine shall be entitled to reduce its obligations to Deliver Certificates under Section 2(a) of this Backup Agreement by the amount equal (without duplication of any reduction) to the Maine Biomass 2008 Generation Certificates that are or will be created in a NEPOOL GIS account in the name of any of the Backup Purchasers associated with MWhs of generation occurring at Indeck West Enfield and Indeck Jonesboro during the month of December 2008 that have and that would otherwise satisfy the Backup Purchasers’ obligations under the 2008 Optional Firm Transaction (the Certificates described in this Section 2(f)(i) are referred to herein as “2008 Purchaser Certificates”).

(ii) Indeck Maine shall be entitled to reduce its obligations to Deliver Certificates under Section 2(b) of this Backup Agreement by the amount equal (without duplication of any reduction) to the Maine Biomass 2009 Generation Certificates that are or will be created in a NEPOOL GIS account in the name of any of the Backup Purchasers associated with MWhs of generation occurring at Indeck West Enfield and Indeck Jonesboro prior to or on the Effective Date and that would otherwise satisfy the Backup Purchasers’ obligations under the 2009 Optional Firm Transaction (the Certificates described in this Section 2(f)(ii) are referred to herein as “2009 Purchaser Certificates”).

(iii) For the avoidance of doubt, nothing herein shall entitle Indeck Maine to receive compensation from Backup Purchasers for any Certificates Delivered to Constellation prior to or on the Effective Date or for any Certificates associated with MWhs of generation occurring prior to the Effective Date.

5. Section 2(j) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(j) So long as the Agency Agreement is in effect and Agent’s power and authority to act thereunder has not been suspended pursuant to Section 5 of the Agency Agreement, Indeck Maine will Deliver directly to Constellation all of the Second Standard Certificates consisting of Post-Effective Date Certificates to be delivered to Backup Purchasers pursuant to Section 2 of this Backup Agreement, invoice and receive payment from Constellation and collect payment from Constellation for such Second Standard Certificates (subject to the terms of the Agency Agreement). So long as the Agency Agreement is in effect, Agent’s power and authority to act thereunder has not been suspended pursuant to Section 5 of the Agency Agreement, and Indeck Maine complies with the first sentence of this Section 2(j), Linwood, RPPP and RRIG will not deliver Second Standard Certificates to Constellation under the Agreement (or invoice, receive payment or collect amounts related thereto) in place of the Second Standard Certificates to be delivered by Indeck Maine under Sections 2(a), 2(b) and 2(c) of this Backup Agreement.

6. Section 2(k) of the Backup Certificate Agreement is amended to read in its entirety as follows:

(k) RILG consents to the arrangements set forth in the Agency Agreement, as amended.

7. Sections 4(a) and 4(b) of the Backup Certificate Agreement are amended to read in their entirety as follows:

4. (a) If the Effective Date occurs prior to January 1, 2009, Indeck Maine will retain in its own NEPOOL GIS account Certificates relating to Maine Biomass 2008 Generation occurring after the Effective Date, up to 30,936 Certificates (less any 2008 Purchaser Certificates) meeting the Second Standards (the “2008 Hold Back”), until the sooner of (x) the date on which Indeck Maine has received written notice from Backup Purchasers indicating that Linwood’s, RPPP’s and RRIG’s obligations to Constellation under the Agreement for the balance of the 2008 Optional Firm Transaction have been satisfied or (y) April 30, 2009; provided Indeck Maine shall be entitled to reduce the amount of its 2008 Hold Back by an amount equal to the Maine Biomass 2008 Generation Certificates actually Delivered under this Backup Agreement as and when such amounts are Delivered. Backup Purchasers shall promptly provide to Indeck Maine written notice of Linwood’s, RPPP’s and RRIG’s satisfaction of the obligations to Constellation under the Agreement for the balance of the 2008 Optional Firm Transaction upon such satisfaction

(b) Indeck Maine will retain in its own NEPOOL GIS account all Certificates relating to Maine Biomass 2009 Generation occurring after the Effective Date, up to 208,651 Certificates (less any 2009 Purchaser Certificates) meeting the Second Standards (the “2009 Hold Back”), until the sooner of (x) the date on which Indeck Maine has received written notice from Backup Purchasers indicating that Linwood’s, RPPP’s and RRIG’s obligations to Constellation under the Agreement for the balance of the 2009 Optional Firm Transaction have been satisfied or (y) April 30, 2010; provided Indeck Maine shall be entitled to reduce the amount of its 2009 Hold Back by an amount equal to the Maine Biomass 2009 Generation Certificates actually Delivered under this Backup Agreement as and when such amounts are Delivered; and, provided, further, that Indeck Maine’s obligation to hold back up to 208,651 Certificates as the 2009 Hold Back shall be reduced Certificate for Certificate to the extent that Linwood, RPPP and RRIG commit to provide to Constellation greater than 51,349 Certificates in 2009 meeting the First Standards.

8. Section 5(b) of the Backup Certificate Agreement is amended to delete the number “$7,300,000” and insert in its place the number “$3,000,000.” Exhibit C to the Backup Agreement is amended so that the number “$7,300,000” in the second paragraph is deleted, and the number “$3,000,000” is inserted in its place.

9. Section 6 of the Backup Certificate Agreement is amended to read in its entirety as follows:

6. Indeck Maine agrees to operate the Biomass Projects so as to maximize the MWhs of generation in respect of which Certificates are to be Delivered under Sections 2(a) and 2(b) above; provided, however, that in no event shall Indeck Maine be required to operate the Biomass Projects in a manner not in accordance with good utility practice and industry standards.

10. Exhibit A to the Backup Certificate Agreement is amended in its entirety to read as set forth in Exhibit A to this Amendment.

11. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Backup Certificate Agreement. Upon execution hereof, each reference in the Backup Certificate Agreement to “this Agreement,” “hereby,” “herein,” “hereof” or words of similar import referring to the Backup Certificate Agreement shall mean and refer to the Backup Certificate Agreement as amended by this Amendment.

12. Except as specifically amended hereby, all terms and provisions contained in the Backup Certificate Agreement shall remain unchanged and in full force and effect. The Backup Certificate Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties regarding the subject matter thereof and cannot be modified except by written agreement of the Parties

13. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

14. This Amendment is governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law principles
[Signature Page Follows]

[Signature Page to First Amendment to Backup Certificate Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective for all purposes as of the date first above written.

LINWOOD 0708 LLC
INDECK MAINE ENERGY, LLC

By:	Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes

	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

RIDGEWOOD RHODE ISLAND GENERATION, LLC		RIDGEWOOD PROVIDENCE POWER PARTNERS, L.P.

By:	Ridgewood Management Corporation, its Manager	By:	Ridgewood Providence Power Corporation, its General Partner

By:	/s/ Randall D. Holmes	By:	/s/ Randall D. Holmes

	Name: Randall D. Holmes		Name: Randall D. Holmes
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

RHODE ISLAND LFG GENCO, LLC

By:	Ridgewood Renewable Power LLC, its Manager

By:	/s/ Randall D. Holmes

Name: Randall D. Holmes
Title: President and Chief Executive Officer

Acknowledged and agreed to as of the date first written above for purposes of Section 8 only:

COVANTA ENERGY CORPORATION

By:	/s/ Anthony J. Orlando

Name: Anthony J. Orlando
Title: President And Chief Executive Officer

RIDGEWOOD POWER MANAGEMENT LLC, as agent under the Agreement

By:	Ridgewood Management Corporation, its Manager

By:	/s/ Randall D. Holmes

Name: Randall D. Holmes
Title: President and Chief Executive Officer

EXHIBIT A to First Amendment to Backup Certificate Agreement

Exhibit A

2008 SECOND STANDARD CERTIFICATE DELIVERY SCHEDULE
FIRST AMENDMENT TO BACKUP CERTIFICATE AGREEMENT

Indeck Maine Energy 11/08
Forecast Certificate Delivery
Delivery Month	Constellation CPSA

July 2008	0
October/November 2008	48,591
January 2009	89,955
April 2009	64,500